SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 22, 2003

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 5.	Other Events and Regulation FD Disclosure

Convergys Corporation announces that Earl Shanks will become its Chief Financial Officer effective as of November 13, 2003. Mr. Shanks is currently Senior Vice President and Chief Financial Officer of NCR Corporation and has served in various positions at that corporation since 1996.

Mr. Shanks replaces Steve Rolls who currently holds the positions of both Chief Financial Officer and Executive Vice President, Global Customer Management and Employee Care. Mr. Rolls will remain Executive Vice President, Global Customer Management and Employee Care.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II

William H. Hawkins II Senior Vice President General Counsel and Secretary

Date: October 22, 2003